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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Mail.com, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Mail.com, Inc. of our report dated February 10, 2000, with respect to the consolidated balance sheets of Mail.com as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the annual report on Form 10-K of Mail.com, Inc.


                                              /s/ KPMG LLP

New York, New York
June 19, 2000